Execution Version

PERSONAL AND CONFIDENTIAL

March 12, 2010

RadNet, Inc.
RadNet Management, Inc.
1510 Cotner Avenue
Los Angeles, CA 90025
Attention:  Dr. Howard Berger, President and
Chief Executive Officer

Commitment and Term Loan Engagement Letter

Ladies and Gentlemen:

RadNet Management, Inc. (the “Borrower”) and RadNet, Inc. (“Holdings” and together with the Borrower “you”) have advised Barclays Capital (“Barclays Capital”), the investment banking division of Barclays Bank PLC (“Barclays Bank”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank Trust Company Americas (“DBTCA”), General Electric Capital Corporation (“GECC”), GE Capital Markets, Inc. (“GECM”), Royal Bank of Canada (“Royal Bank”), RBC Capital Markets1 (“RBC Capital Markets”) and Jefferies Finance LLC (“Jefferies” and together with Barclays Capital, Barclays Bank, DBSI, DBTCA, GECC, GECM, Royal Bank and RBC Capital Markets, the “Commitment Parties”, “we” or “us”), that you intend to enter into a senior secured credit facility for the Borrower (the “Credit Facility”), which is comprised of a $100.0 million aggregate principal amount revolving credit facility and a term loan facility anticipated to be in an aggregate principal amount of $275.0 million and to consummate the Transactions (as defined in Exhibit A), in each case on the terms and subject to the conditions set forth in this Commitment and Term Loan Engagement Letter and Exhibits A and B (collectively, the “Commitment Letter”).

You have also advised us that the total cost of the Transactions (including, but not limited to, related fees, commissions and expenses) and related ongoing working capital requirements of the Borrower will be approximately $585.0 million and will be financed from the following sources:

•	$275.0 million under a senior secured first lien term loan facility (the “Term Facility”) having the terms set forth in Exhibit A;

•
$100.0 million under a senior secured first lien revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”) having the terms set forth in Exhibit A; and

•	the issuance by the Borrower of $210.0 million of unsecured senior notes (the “Notes”) pursuant to a registered public offering or Rule 144A or other private placement (the “Notes Offering”).

1 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

We are pleased to confirm the arrangements under which (i) Barclays Bank is exclusively authorized by the Borrower and Holdings to act as sole and exclusive administrative agent and collateral agent and (ii) each of Barclays Capital, DBSI, GECM and RBC Capital Markets are exclusively authorized by the Borrower and Holdings to act as joint lead arrangers and joint bookrunners, in each case, in connection with the Credit Facilities, on the terms and subject to the conditions set forth in this Commitment Letter.

1.	Commitments and Agency Roles

You hereby appoint Barclays Bank to act, and Barclays Bank hereby agrees to act, as sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), in each case for the Credit Facilities.  You hereby appoint each of Barclays Capital, DBSI, GECM and RBC Capital Markets to act, and each of Barclays Capital, DBSI, GECM and RBC Capital Markets hereby agrees to act, as joint lead arrangers and joint bookrunners (in such capacities, the “Joint Lead Arrangers”) for the Credit Facilities.  Each of the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent will have the rights and authority customarily given to financial institutions in such roles, but shall have no duties other than those expressly set forth herein and in the Loan Documents (as defined below).  It is agreed that Barclays Bank shall have “left” placement in any and all marketing materials or other documentation used in connection with the Credit Facilities and shall hold the leading role and responsibilities conventionally associated with such “left” placement.  GECM shall have second placement immediately to the right of Barclays Bank.

In connection with the Credit Facilities, (i) Barclays Bank is pleased to advise you of its several (but not joint) commitment to provide $23.75 million of the Revolving Facility, (ii) DBTCA is pleased to advise you of its several (but not joint) commitment to provide $23.75 million of the Revolving Facility, (iii) GECC is pleased to advise you of its several (but not joint) commitment to provide $23.75 million of the Revolving Facility, (iv) Royal Bank is pleased to advise you of its several (but not joint) commitment to provide $23.75 million of the Revolving Facility and (v) Jefferies is pleased to advise you of its several (but not joint) commitment to provide $5.0 million of the Revolving Facility, in each case on the terms and subject to the conditions set forth in this Commitment Letter and the Fee Letter (as defined below).  In such capacity, Barclays Bank, DBTCA, GECC, Royal Bank and Jefferies are the “Initial Lenders” and each is an “Initial Lender.”  It is understood and agreed that none of the Commitment Parties is hereby committing to provide any portion of the Term Facility and that any such commitment would be evidenced by a separate agreement from such Commitment Party.

Our fees for services related to the Credit Facilities are set forth in a separate fee letter (the “Fee Letter”) between Holdings, the Borrower and the Joint Lead Arrangers entered into on the date hereof.  In consideration of the execution and delivery of this Commitment Letter by the Joint Lead Arrangers, you jointly and severally agree to pay the fees and expenses set forth in Exhibit A and in the Fee Letter as and when payable in accordance with the terms hereof and thereof.  You agree that no other titles will be awarded and no compensation (other than as expressly contemplated by this Commitment Letter and the Fee Letter) will be paid in connection with the Credit Facilities unless you and we shall so agree.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

2.	Conditions Precedent

Our commitments hereunder and our agreements to perform the services described herein are subject, in our discretion, to the following conditions: (i) there shall not have been, since December 31, 2009 (the date of the most recent audited financial statements for the Borrower furnished to us), any event, change, effect, development, circumstance or condition that the Commitment Parties determine has caused or could reasonably be expected to cause a material adverse change or a prospective material adverse change in or affecting the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), equity holders’ equity, results of operations or value of Holdings and its subsidiaries, taken as a whole, or that calls into question in any material respect the projections previously supplied to the Commitment Parties or any of the material assumptions on which such projections were prepared, as determined by the Commitment Parties in their sole discretion; (ii) compliance with the terms and conditions of this Commitment Letter and the Fee Letter, including without limitation the conditions set forth in Exhibit B; (iii) the Borrower having received commitments to provide an aggregate principal amount of the Term Facility equal to at least $275.0 million from banks, financial institutions and other institutional lenders reasonably acceptable to the Commitment Parties, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter or Exhibit A or B hereto or otherwise reasonably satisfactory to the Commitment Parties; (iv) the Borrower shall have been assigned a corporate family rating by Moody’s Investor Service, Inc. (“Moody’s”) and a corporate credit rating by Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation (“S&P”); (v) the Credit Facilities and the Notes shall have been assigned a credit rating by each of Moody’s and S&P; and (vi) the satisfactory negotiation, execution and delivery of definitive loan documents relating to the Credit Facilities including without limitation a credit agreement, guarantees, security agreements, pledge agreements, opinions of counsel and other related definitive documents (collectively, the “Loan Documents”) to be based upon and substantially consistent with the terms set forth in this Commitment Letter and otherwise satisfactory to the Commitment Parties, and to be prepared by counsel to the Joint Lead Arrangers.  Our commitments and agreements to perform the services described herein are also conditioned upon and made subject to our not becoming aware after the date hereof of any new or inconsistent information or other matter not previously disclosed to us relating to Holdings, the Borrower or the Transactions, which we, in our reasonable judgment, deem material and adverse relative to the information or other matters disclosed to us prior to the date hereof.

3.	Syndication

The Joint Lead Arrangers intend and reserve the right to syndicate the Credit Facilities to the Lenders (as respectively defined in Exhibit A).  The Joint Lead Arrangers will select the Lenders after consultation with the Borrower.  The Joint Lead Arrangers will lead the syndication, including determining the timing of all offers to potential Lenders, any title of agent or similar designations or roles awarded to any Lender and the acceptance of commitments and the amounts offered.  The Joint Lead Arrangers will determine, subject to approval of the Borrower, the final commitment allocations.  Each of Holdings and the Borrower agrees to use all commercially reasonable efforts to ensure that the Joint Lead Arrangers’ syndication efforts benefit from the existing lending and investment banking relationships of Holdings, the Borrower and their respective subsidiaries.  To facilitate an orderly and successful syndication of the Credit Facilities, you agree that, until the earlier of the termination of the syndication as determined by the Joint Lead Arrangers and 90 days following the date of initial funding under the Credit Facilities, Holdings and the Borrower will not syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, engage in discussions concerning the syndication or issuance of, or offer, place or arrange any debt facility or any debt or equity security of the Borrower or Holdings or any of their respective subsidiaries or affiliates (other than the Credit Facilities and the Notes), including any renewals or refinancings of any existing debt facility or debt security, without the prior written consent of the Joint Lead Arrangers.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

Holdings and the Borrower agree to cooperate with us and provide information reasonably required by us in connection with: (i) the preparation of, as soon as practicable after the date of this Commitment Letter, an information memorandum regarding the business, operations, financial projections and prospects of Holdings and the Borrower (which will include the financial information and projections described in Exhibit B) including without limitation the delivery of all information relating to the Transactions prepared by or on behalf of Holdings or the Borrower deemed reasonably necessary by the Joint Lead Arrangers to complete the syndication of the Credit Facilities (including without limitation obtaining, prior to the launch of syndication, (a) a corporate family rating from Moody’s and a corporate credit rating from S&P and (b) a credit rating for the Credit Facilities and the Notes from each of Moody’s and S&P); and (ii) the hosting, with the Joint Lead Arrangers, of one or more meetings with prospective Lenders and, in connection with any such meeting, consulting with the Joint Lead Arrangers with respect to the presentations to be made and making available appropriate senior management, representatives and advisors of Holdings and the Borrower to rehearse such presentations prior to any such meeting, as reasonably requested by the Joint Lead Arrangers and including, if requested by the Joint Lead Arrangers, direct contact between appropriate senior management, representatives and advisors of Holdings and the Borrower with prospective Lenders.

The Borrower will be solely responsible for the contents of any such information memorandum and presentation and all other information, documentation or other materials delivered to us in connection therewith and the Borrower acknowledges that we will be using and relying upon such information without independent verification thereof.  The Borrower agrees that such information regarding the Credit Facilities and information provided by Holdings, the Borrower or their respective representatives to the Joint Lead Arrangers in connection with the Credit Facilities (including without limitation draft and execution versions of the Loan Documents, such information memorandum, such presentation, publicly filed financial statements and draft or final offering materials relating to contemporaneous or prior securities issuances by Holdings or the Borrower) may be disseminated to potential Lenders and other persons through one or more internet sites (including an IntraLinks or SyndTrak workspace) created for purposes of syndicating the Credit Facilities or otherwise in accordance with the Joint Lead Arrangers’ standard syndication practices (including hard copy and via electronic transmissions).

At the request of the Joint Lead Arrangers, the Borrower agrees to prepare a version of the information memorandum and presentation that does not contain material non-public information concerning Holdings, the Borrower, their respective affiliates or their securities.  In addition, the Borrower agrees that unless specifically labeled “Private — Contains Non-Public Information,” no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Credit Facilities, whether through an internet site (including without limitation an IntraLinks or SyndTrak workspace), electronically, in presentations, at meetings or otherwise will contain any material non-public information concerning Holdings, the Borrower, their respective affiliates or their securities.  The Borrower further agrees that the following documents contain information that is otherwise publicly available (unless the Borrower notifies us promptly that such document contains material non-public information): (x) draft and execution versions of the Loan Documents, (y) administrative materials prepared by the Joint Lead Arrangers for prospective Lenders (including without limitation a lender meeting invitation, lender allocations, if any, and funding and closing memoranda) and (z) notifications of changes in the terms and conditions of the Credit Facilities.

4.	Information

Holdings and the Borrower represent, warrant and covenant that (i) all information (other than projections) provided directly or indirectly by or on behalf of the Borrower or Holdings to the Joint Lead Arrangers, the Commitment Parties, the Lenders or any of their respective affiliates in connection with the Transactions is and will be, when taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) the projections that have been or will be made available to the Joint Lead Arrangers, the Commitment Parties, the Lenders or any of their respective affiliates by or on behalf of the Borrower or Holdings have been and will be prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Borrower and upon assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such projections are made available to the Joint Lead Arrangers, the Commitment Parties, the Lenders or any of their respective affiliates.  You agree that if at any time prior to the Closing Date any of the representations in the preceding sentence would be incorrect in any material respect if the information and projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the information and projections so that such representations will be correct in all material respects under those circumstances.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

Holdings and the Borrower recognize that, in providing our services pursuant to this Commitment Letter, we will rely upon and assume the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by us for such purposes, and we do not assume responsibility for the accuracy or completeness thereof.  The Joint Lead Arrangers will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of Holdings, the Borrower or any other party or to advise or opine on any related solvency issues.

5.	Indemnification

To induce us to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Credit Facilities, you hereby agree to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Commitment Parties, and each other agent or co-agent (if any) designated by the Joint Lead Arrangers with respect to the Credit Facilities, each Initial Lender and their respective affiliates and each partner, trustee, shareholder, director, officer, employee, advisor, representative, agent, attorney and controlling person thereof (each of the above, an “Indemnified Person”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses, joint or several, of any kind or nature whatsoever that may be brought by the Borrower, the Guarantors (as defined in Exhibit A), any of their respective affiliates or any other person or entity and which may be incurred by or asserted against or involve any Indemnified Person as a result of or arising out of or in any way related to or resulting from this Commitment Letter, the Fee Letter, the Credit Facilities, the Transactions or any related transaction contemplated hereby or thereby or any use or intended use of the proceeds of the Credit Facilities and, upon demand, to pay and reimburse each Indemnified Person for any reasonable legal or other out-of-pocket expenses paid or incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (including without limitation in connection with the enforcement of the indemnification obligations set forth herein), whether or not any Indemnified Person is a party to any action, suit, proceeding or claim out of which any such expenses arise; provided that you will not have to indemnify an Indemnified Person against any claim, loss, damage, liability or expense to the extent the same resulted from the gross negligence or willful misconduct of such Indemnified Person (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).  Notwithstanding any other provision of this Commitment Letter, no Indemnified Person will be responsible or liable to you or any other person or entity for damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems.

The indemnity and reimbursement obligations of Holdings and the Borrower under this Section 5 will be in addition to any liability which Holdings and the Borrower may otherwise have and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Holdings and the Borrower and the Indemnified Persons.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

Neither we nor any other Indemnified Person will be responsible or liable to you or any other person or entity for any indirect, special, punitive, exemplary, incidental or consequential damages which may be alleged as a result of this Commitment Letter, the Fee Letter or the Transactions.

6.	Assignments

This Commitment Letter may not be assigned by you without the prior written consent of each of the Commitment Parties (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person (including equity holders, employees or creditors of the Borrower or Holdings) other than the parties hereto (and any Indemnified Person).  Each of the Initial Lenders may assign its commitments and agreements hereunder, in whole or in part, to any of its affiliates, additional arrangers or any Lender (including without limitation as provided in Section 3 above) and upon such assignment, such Initial Lender will be released from that portion of its commitments and agreements hereunder that has been assigned.  This Commitment Letter (including the Exhibits) may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

7.	USA PATRIOT Act Notification

The Joint Lead Arrangers hereby notify the Borrower, Holdings and the other Guarantors that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it and each Lender may be required to obtain, verify and record information that identifies the Borrower, Holdings and the other Guarantors, which information includes the name and address of the Borrower, Holdings and the other Guarantors, tax identification number and other information that will allow the Joint Lead Arrangers and each Lender to identify the Borrower, Holdings and the other Guarantors in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective for the Joint Lead Arrangers and each Lender.

8.	Sharing Information; Affiliate Activities; Absence of Fiduciary Relationship

Please note that this Commitment Letter, the Fee Letter and any written or oral communications provided by the Commitment Parties, the Joint Lead Arrangers or any of their affiliates in connection with the Transactions are exclusively for the information of the board of directors and senior management of Holdings and the Borrower and may not be disclosed to any other person or entity or circulated or referred to publicly without our prior written consent except that (a) to the extent required by law, the Borrower may disclose this Commitment Letter (but not including the Exhibits attached hereto except as may be redacted in a manner reasonably acceptable to the Joint Lead Arrangers) in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, and (b) after providing written notice to the Commitment Parties and the Joint Lead Arrangers, pursuant to applicable law or compulsory legal process, including without limitation a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee; provided that if this Commitment Letter is disclosed pursuant to applicable law or compulsory legal process it will be disclosed under seal or, if the applicable court denies a motion to file this Commitment Letter under seal and requires a redacted version of this Commitment Letter to be filed and/or disclosed, a redacted version of this Commitment Letter which redacts all information regarding fees and interest rates and which is reasonably acceptable to the Joint Lead Arrangers will be filed and/or disclosed; provided further that we hereby consent to your disclosure of (i) this Commitment Letter and such communications to the Borrower’s and Holdings’ respective officers, directors, agents and advisors who are directly involved in the consideration of the Credit Facilities to the extent you notify such persons of their obligation to keep this Commitment Letter and such communications confidential and such persons agree to hold the same in confidence.  Holdings and the Borrower agree that any references to the Joint Lead Arrangers or any of its affiliates made in advertisements or other marketing materials used in connection with the Transactions are subject to the prior written approval of the Joint Lead Arrangers, which approval shall not be unreasonably withheld or delayed.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

You acknowledge that the Commitment Parties and their affiliates may from time to time effect transactions, for their own account or the account of customers, and may hold positions in loans or options on loans of Holdings, the Borrower and other companies that may be the subject of the Transactions.  In addition, certain of the Commitment Parties and their affiliates are full service securities firms and as such may from time to time effect transactions, for their own account or the account of customers, and may hold long or short positions in securities or options on securities of Holdings, the Borrower and other companies that may be the subject of the Transactions.  Each of the Commitment Parties and its affiliates may have economic interests that are different from or conflict with those of the Borrower regarding the Transactions.  You acknowledge that the Commitment Parties have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and you waive, to the fullest extent permitted by law, any claims you may have against the Commitment Parties for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Commitment Parties will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, employees or creditors.  You acknowledge that the Transactions (including the exercise of rights and remedies hereunder) are arms’-length commercial transactions and that we are acting as principal and in our own best interests.  The Borrower is relying on its own experts and advisors to determine whether the Transactions are in the Borrower’s best interests.  You agree that we will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter, the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between us, on the one hand, and the Borrower, its equity holders or its affiliates, on the other hand.  In addition, we may employ the services of our affiliates in providing certain services hereunder and may exchange with such affiliates information concerning Holdings, the Borrower and other companies that may be the subject of the Transactions and such affiliates will be entitled to the benefits afforded to us hereunder.

Consistent with our policies to hold in confidence the affairs of our customers, we will not use or disclose confidential information obtained from you by virtue of the Transactions in connection with our performance of services for any of our other customers (other than as permitted to be disclosed under this Section 8).  Furthermore, you acknowledge that neither we nor any of our affiliates have an obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained or that may be obtained by us from any other person.

Please note that the Commitment Parties and their affiliates do not provide tax, accounting or legal advice.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

9.	Waiver of Jury Trial; Governing Law; Submission to Jurisdiction; Surviving Provisions

ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING IN CONNECTION WITH OR AS A RESULT OF ANY MATTER REFERRED TO IN THIS COMMITMENT LETTER OR THE FEE LETTER IS HEREBY IRREVOCABLY WAIVED BY THE PARTIES HERETO. THIS COMMITMENT LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan and (b) the United States District Court for the Southern District of New York and any appellate court from any such court, in any action, suit, proceeding or claim arising out of or relating to the Transactions or the performance of services hereunder or under the Fee Letter, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action, suit, proceeding or claim may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (ii) waives, to the fullest extent that it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to this Commitment Letter, the Fee Letter, the Transactions or the performance of services hereunder or under the Fee Letter in any such New York State or Federal court and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit, proceeding or claim in any such court.  Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan.

This Commitment Letter is issued for your benefit only and no other person or entity (other than the Indemnified Persons) may rely hereon.

The provisions of Sections 1 (with respect to the allocation of titles and roles only), 3 (only to the extent the Transactions are consummated and the Closing Date occurs), 5, 6 (with respect to the amendment, waiver or modification of any term or provision this Commitment Letter only), 8 and this Section 9 of this Commitment Letter will survive any termination or completion of the Transactions, including without limitation (other than Section 3 of this Commitment Letter) whether the Loan Documents are executed and delivered and whether or not the Credit Facilities are made available or any loans under the Credit Facilities are disbursed.

10.	Termination; Acceptance

Our commitments hereunder and our agreements to provide the services described herein will terminate upon the first to occur of (i) a material breach by you, or a failure of a material condition, under this Commitment Letter and (ii) April 30, 2010, unless the closing of the Credit Facilities has been consummated on or before such date on the terms and subject to the conditions set forth herein.  Before such date, we may terminate this Commitment Letter and our commitment hereunder, and our agreements to perform the services described herein, if any event occurs or information becomes available that, in our reasonable judgment, results in the failure to satisfy any material condition precedent set forth or referred to in this Commitment Letter.

This Commitment Letter may be executed in any number of counterparts, each of which when executed will be an original and all of which, when taken together, will constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.  This Commitment Letter and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto and supersede any prior written or oral agreements among the parties hereto with respect to the Credit Facilities.  Those matters that are not covered or made clear in this Commitment Letter are subject to mutual agreement of the parties.  This Commitment Letter is in addition to the agreements of the parties set forth in the Fee Letter.  No person has been authorized by any Commitment Party to make any oral or written statements that are inconsistent with this Commitment Letter and the Fee Letter.

March 12, 2010
RadNet, Inc.
RadNet Management, Inc.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to the Commitment Parties the enclosed copy of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter on or before the close of business on March 15, 2010, whereupon this Commitment Letter and the Fee Letter will become a binding agreement between us.  If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date.

[The remainder of this page is intentionally left blank.]

We look forward to working with you on this assignment.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ BARCLAYS BANK PLC
Name:
Title:

Commitment and Term Loan Engagement Letter

DEUTSCHE BANK SECURITIES INC.

By:	/s/ DEUTSCHE BANK SECURITIES INC.
Name:
Title:

By:	/s/ DEUTSCHE BANK SECURITIES INC.
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ DEUTSCHE BANK TRUST COMPANY AMERICAS
Name:
Title:

By:	/s/ DEUTSCHE BANK TRUST COMPANY AMERICAS
Name:
Title:

Commitment and Term Loan Engagement Letter

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ GENERAL ELECTRIC CAPITAL CORPORATION
Name:
Title:

GE CAPITAL MARKETS, INC.

By:	/s/ GE CAPITAL MARKETS, INC.
Name:
Title:

Commitment and Term Loan Engagement Letter

ROYAL BANK OF CANADA

By:	/s/ Gordon MacArthur
Name: Gordon MacArthur
Title: Authorized Signatory

Commitment and Term Loan Engagement Letter

JEFFERIES FINANCE LLC

By:	/s/ JEFFERIES FINANCE LLC
Name:
Title:

Commitment and Term Loan Engagement Letter

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger.
Name: Howard G. Berger, M.D.
Title: President

RADNET, INC.

By:	/s/ Howard G. Berger.
Name: Howard G. Berger, M.D.
Title: President

Commitment and Term Loan Engagement Letter